UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2009

DYNAMIC APPLICATIONS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-148664 (Commission File Number)	98-0573566 (IRS Employer Identification No.)

c/o President
46 Techelet Street
Modiin, Israel 71700
(Address of Principal Executive Offices, Zip Code)

Phone number: 011-972 (3) 9787116
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 2, 2009, Amir Elbaz resigned from his positions as President and Chief Executive Officer of Dynamics Applications Corp. (the “Registrant”), effective as of such date. On February 2, 2009, Eliran Almog resigned from his position as director of the Registrant.

Simultaneously with the acceptance of the Messrs. Elbaz and Almog’s resignations, the Board of Directors of the Registrant (the “Board”) appointed Ori Goore as the Chief Executive Officer and a director of the Registrant, to serve at the discretion of the Board, until his successor is duly appointed and qualified.

The Board also appointed Eli Gonen as Chairman and a director of the Registrant, to serve at the discretion of the Board, until his successor is duly appointed and qualified, and Asher Zwebner, the current Chief Financial Officer of the Registrant, as a director as well.

The Registrant is not aware of any disagreements between either Messrs. Elbaz and Almog and any other officer or director of the Registrant.

We are providing with Messrs. Elbaz and Almog with a copy of this current report concurrent with this filing.  Should any subsequent communications with either Messrs. Elbaz or Almog regarding their respective decision to resign reveal any disagreements between the Registrant and either Messrs. Elbaz or Almog, the Board or any executive officer of the Registrant regarding our operations, policies or practices, we will amend this report accordingly to disclose any such disagreement.

Eli Gonen is the father-in-law of Ori Goore.

There are no arrangements or understandings between either Messrs. Goore or Gonen and any other person, including the Registrant, pursuant to which either such person was elected to their respective positions. There are no transactions, since the beginning of the Registrant's last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and in which either Messrs. Goore or Gonen had or will have a direct or indirect material interest.

Ori Goore, age 37, until recently the Deputy Chief Executive Officer at Carmel Beach Resort 89 Ltd.  an affiliate of Delek Real Estate Group, where he has been in such position since July 2007. From October 2006 through July 2007 Mr. Goore was the senior economic advisor to the Chief Executive Officer at Delek Real Estate Group. From October 2002 through January 2006 he was the economic advisor to the Chief Financial Officer at Israeli Ports, Assets and Development Company Ltd. Mr. Goore has an L.L.M. from the Hebrew University and a M.B.A. from Arison School for Business Management.

Eli Gonen, age 59, was the President and Chief Executive Officer of Azorim Tourism, f/k/a Sheraton Moriah Israel from 1999 through 2008. Currently Mr. Gonen operates a business entrepreneurship company which he owns.  Mr. Gonen has an Advanced Studies degree from the University of Berkley and an M.B.A. from Hebrew University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC APPLICATIONS, CORP.

By:	/s/ Ori Goore
Name:	Ori Goore
Title:	Chief Executive Officer

Date: February 3, 2009